EXHIBIT 10.9

ASSET PURCHASE AGREEMENT
(MOBILE WARRIOR TECHNOLOGY)

THIS AGREEMENT (together with the schedules attached hereto, this “Agreement”) dated as of January 31, 2006.

BETWEEN:

COLOURED (US) INC. a company incorporated under the laws of State of Nevada and having a registered address at 502 East John Street, Carson City, Nevada 89706

(herein called the “Buyer”)

AND:

ABS GLOBAL CAPITAL INC. a company incorporated in the Republic of the Seychelles and having a registered office at 306 Victoria House, Victoria, Mahe, Seychelles

(herein called “Seller”)

WHEREAS:

The Buyer desires to purchase and acquire from the Seller and the Seller desires to sell and assign to the Buyer all of the Sellers rights, title and interest in and to all of the Intellectual Property and Permits required for the development, exploitation and use of a software application named the Mobile Warrior technology (the “Assets”) consisting of a location based role playing game played on mobile phone technology using a SMS - “Short Message Service or SKT, SIM toolkit, in exchange for shares of the Buyer.

The completion of the sale and purchase of the Assets is contingent on the concurrent completion of the purchase (the “Share Purchase”) whereby the Seller will acquire from the Mobile Warrior Technology Partnership LLP (“Mobile Warrior LLP”) all of the issued share capital of a limited company (“Holdco”) to be created by Mobile Warrior LLP for the purposes of allowing Mobile Warrior LLP to divest itself of the Assets;

The parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter.

NOW, THEREFORE, in consideration of the sum of US$10.00, paid by each party to the other, the receipt of which is mutually acknowledged and the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

ARTICLE 1

SALE AND TRANSFER OF ASSETS; CLOSING

1.1      Sale of Asset Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby (the “Closing”), the Seller will sell, convey, assign and transfer the Assets to the Buyer, and the Buyer will purchase and acquire the Assets from the Seller, free and clear of any claims or Encumbrances (as defined in Section 2.6) . The Assets shall include all of the Seller’s right, title and interest in and to the following as at the Closing Date (as defined in Section 1.3 below):

                         (i)      Intellectual Property. All rights in and to patents and patent applications, registered or unregistered trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in Section 2.7(h), licenses, agreements and all other proprietary rights, which relate to the use and exploitation of the Assets (collectively, the “Intellectual Property”). Intellectual Property shall also include all technology and proprietary information developed by any employee, consultant or agent of the Seller during the course of their employment, consultancy or agency with the Seller;

                         (ii)     Permits and Licenses. All rights of the Seller with respect to permits, approvals, orders, authorizations, consents, licenses, certificates and all pending applications therefor (collectively, “Permits”), which have been issued or granted to, or are owned or used by, the Seller in connection with the ownership or use of the Assets;

          1.2      Consideration. In consideration of the sale, transfer and assignment to the Buyer of the Assets, at the Buyer shall issue and deliver to the Seller in consideration for the issue to the Seller, on Closing, an aggregate of 6,000,000 common shares in the capital of the Buyer (the " Shares").

          1.3      The Closing. The parties acknowledge and agree that:

          (a)      the Closing will take place contemporaneously with the completion of the Share Purchase subject to the satisfaction or waiver of the Closing conditions set forth in Articles 5 and 6 of this Agreement including, on or before February 15, 2006 (the “Closing Date”);

          (b)      the Seller has agreed with Mobile Warrior LLP that on Closing, the Seller will deliver 6,000,000 common shares in the capital of the Buyer to Mobile Warrior LLP as consideration for the Share Purchase, and that conditional upon the execution and delivery by Mobile Warrior LLP to the Buyer of a Regulation S Investment Agreement, in a form acceptable to the Buyer, the Buyer will agree to a transfer of the Shares as satisfaction of the Share Purchase consideration, concurrently with the Closing.

          1.4      Closing Obligations. At Closing, the Buyer and the Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

          (a)      Conveyance Instruments. The Seller shall deliver to the Buyer or its designee such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as the Buyer may reasonably request to effect the assignment to the Buyer or its designee of the Assets.

          (b)      Consideration. The Buyer shall deliver to the Seller the Shares which Shares will be transferred by the Seller to Mobile Warrior LLP subject to the receipt by the Buyer of the investment agreement referred to in Section 1.3(b) of this Agreement.

          (c)      Evidence of Ownership. The Seller shall deliver documentary evidence of the Seller’s sole right, title and ownership interest in and to the Assets, such evidence to be in a form satisfactory to the Buyer.

          (d)      Cancellation of Licenses The Seller shall deliver to the Buyer executed copies the Agreements set forth in Article 6 of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

          To induce the Buyer to execute, deliver and perform this Agreement, and in acknowledgement of the Buyer’s reliance on the following representations and warranties the Seller represents and warrants, with the Buyer as follows, as of the date hereof and as of the Closing Date, unless otherwise specified,

          2.1      Organization. The Seller is a corporation duly organized, validly existing and in good standing under all applicable laws with the power and authority to conduct its business as it is now being conducted and to own its assets.

          2.2      Power and Authority. The Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Seller has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby, including but not limited to the receipt of all necessary regulatory approvals including the approval of the Seller's shareholders. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

          2.3      No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will to the best of the Seller’s knowledge violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Seller; (b) any provision of any charter, bylaw or other governing or organizational instrument of the Seller; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which the Seller is a party or by which the Seller is bound.

          2.4      Required Consents. No Permit (as defined in Section 1.1(a)(iv)) or approval, authorization, consent, permission, or waiver to or from any person, or notice, filing, or recording to or with, any person is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Seller in connection with the transactions contemplated hereby, or the consummation by the Seller of the transactions contemplated hereby; or (b) the ownership and use of the Assets by the Buyer.

          2.5      Intellectual Property.

          (a)      On Closing, the Seller will indirectly own and has the valid right to use all of the Intellectual Property (as defined in Section 1.1(a)(ii)) comprised in the Assets all of which is described on Schedule “A” attached hereto.

          (b)      On Closing, the Intellectual Property will be free and clear of all Encumbrances or other restrictions on transfer, including but not limited to a fixed and floating charge over the Assets (the “Security”) held by MFC Merchant Bank SA.

          (c)      On Closing, there will be no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against such registrations or against any Intellectual Property licensed to the Seller pursuant to the License Agreements (as defined in the next paragraph).

          (d)     Schedule "B" attached hereto sets forth a complete and accurate list of all agreements pertaining to the use of, or granting any right to use or practice any rights under, any Intellectual Property (collectively, the “License Agreements”). Except as set forth in Schedule "B", there are no settlements, consents, judgments, or orders or other agreements which restrict any of rights to use any Intellectual Property or permit third parties to use any Intellectual Property which would otherwise infringe any of the Seller’s Intellectual Property.

          (e)      To the best of the Seller’s knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by, assigned or licensed to the Seller, and no such claims are pending against a third party by the Seller;

          (f)      Schedule "C" attached hereto lists all Software currently or previously owned, licensed, sublicensed, assigned, leased, sold to or by or otherwise used by the Seller, and identifies which is owned, licensed, sublicensed, assigned, leased, sold or otherwise used, as the case may be. “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code or otherwise, (ii) computer databases and computer compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) subsequent error corrections or updates relating to any of the foregoing, (iv) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) Internet domain names and the technology supporting and content contained on the respective Internet site(s), and (vi) all end-user and programmer documentation, including user manuals and training materials, relating to any of the foregoing;

          (g)      On Closing, each item of Software listed in Schedule "C" will either be: (i) owned by the Seller, (ii) currently in the public domain or otherwise available to the Seller without the license, lease or consent of any third party, or (iii) used under rights granted to the Seller pursuant to a written agreement, assignment, license or lease from a third party, which written agreement, license or lease is listed in Schedule "C". The Seller’s use of the Software set forth in Schedule "C" does not violate the rights of any third party. With respect to the Software set forth in Schedule "C" which the Seller purports to own, such Software was either: (x) developed by employees of the Seller within the scope of their employment; (y) developed by independent contractors who have assigned their rights to the Seller pursuant to written agreements; or (z) acquired by the Seller from third parties; and

          (h)      except for any open-source software code set out in Schedule “C” made available to the owner of the Assets under a free and assignable license, which the Seller will, on Closing, will be entitled to so utilize under a license it holds from a third party that is assignable to the Buyer, the Software does not incorporate codes other than those developed by the Seller or its employees or consultants who developed such codes under work for hire agreements with the Seller.

          2.6      Investor Representations. The Seller acknowledge and agree that the Shares will be offered and sold without such offers and sales being registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and will be issued to the Seller in accordance with Rule 903 of Regulation S of the Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Seller in this Agreement. As such, the Seller further acknowledges and agrees that all Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

          2.7      Agreement Regarding Resale. The Seller agrees to (i) resell the Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Seller further agrees that the Buyer may require the opinion of legal counsel reasonably acceptable to the Buyer in the event of any offer, sale, pledge or transfer of any of the Shares by the Seller pursuant to an exemption from registration under the Securities Act;

        2.8      Prohibition Against Hedging Transactions. The Seller agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

          2.9      Right of Company to Refuse Transfer. The Seller agrees that the Buyer will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or otherwise pursuant to this Agreement.

          2.10     No Obligation to Register. The Seller acknowledges that the Buyer has not agreed and has no obligation to register the resale of the Shares under the Securities Act.

          2.11     Share Certificates. The Seller acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act or such similar legend as deemed advisable by legal counsel for the Buyer to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING

TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

          2.12     Issuance of Shares The Seller represents and warrants to the Buyer as follows, and acknowledges that the Buyer is relying upon such covenants, representations and warranties in connection with the issue of the Shares to the Seller:

          (a)      the Seller is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. Person;

          (b)      the Seller was not in the United States at the time the offer to purchase the Shares was received or this Agreement was executed;

          (c)      the Seller has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Seller has evaluated the merits and risks of an investment in the Shares. The Seller can bear the economic risk of this investment, and is able to afford a complete loss of this investment;

          (d)      the Seller acknowledges that the Buyer is in the early stages of development of its business and the Buyer’s success is subject to a number of significant risks, including the risk that the Buyer will not be able to finance its plan of operations. The Seller further acknowledges that (i) the Buyer has limited cash and working capital, (ii) the Buyer will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Seller, and (iii) the Buyer has no arrangements for any financing in place and there is no assurance that any financing will be completed;

          (e)      the Seller has been afforded access to information about the Buyer and the Buyer’s financial condition, results of operations, business, properties, management and prospects sufficient it to evaluate its investment in the Shares. The Seller further represents that it has had an opportunity to ask questions and receive answers from representatives of the Buyer regarding the business, properties, prospects and financial condition of the Buyer, each as is necessary to evaluate the merits and risks of investing in the Shares. The Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Seller has had full opportunity to discuss this information with the Seller’s legal and financial advisers prior to execution of this Agreement;

          (f)      the Seller acknowledges that the Buyer will rely on these representations in completing the issuance of the Shares to the Seller; and

          (g)      the Seller acknowledges that the offering of the Shares by the Buyer has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

          To induce the Seller to execute, deliver and perform this Agreement, and in acknowledgement of Seller’s reliance on the following representations and warranties, the Buyer hereby represents and warrants to the Seller as follows as of the date hereof and as of the Closing Date:

          3.1      Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

          3.2      Power and Authority. The Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and the Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of the Buyer, enforceable in accordance with their respective terms.

          3.3      Broker’s or Finder’s Fees. The Buyer has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

          3.4      No Conflict. Neither the execution and delivery by the Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by the Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by the Buyer of the transactions contemplated hereby, will violate or conflict with: (a) any foreign or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to the Buyer; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of the Buyer.

          3.5      Truth at Closing. All of the representations, warranties, and agreements of the Buyer contained in this Agreement shall be true and correct and in full force and effect on and as of the Closing Date.

ARTICLE 4

COVENANTS OF THE SELLER PRIOR TO CLOSING

          4.1      Required Approvals. As promptly as practicable after the Closing, the Seller shall make all filings required by foreign or local law to be made by them in order to consummate the transactions contemplated hereby. The Seller shall (a) cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by law to make in connection with the transactions contemplated hereby, and (b) cooperate with the Buyer in obtaining any consents of the type described in Sections 2.4 and 2.5.

          4.2      Prohibited Actions. In no event, without the prior written consent of the Buyer, shall the Seller:

          (a)      permit any of the Assets to be subjected to any claim or Encumbrance;

          (b)      waive any claims or rights of substantial value respecting the Assets, or sell, transfer, or otherwise dispose of any of the Assets, except in the ordinary course of business and consistent with past practice; or

          (c)      dispose of, license, or permit to lapse any rights in any Intellectual Property;

          4.3      Access. From the date of this Agreement to the Closing Date, the Seller shall: (a) provide the Buyer with such information and access as the Buyer may from time to time reasonably request to the Assets.

          4.4      Non-Solicitation. Until the completion or termination of the transactions contemplated by this Agreement, the Seller shall not, nor shall any of its representatives, solicit, offer or encourage any sale of any of the Assets.

ARTICLE 5

CONDITIONS TO THE SELLER’S OBLIGATIONS

          Each of the obligations of the Seller to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller) at or prior to the Closing Date of each of the following conditions:

          5.1      Representations and Warranties; Performance. The Buyer shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Buyer’s Board of Directors, and the Seller shall have received a certificate to that effect signed by the secretary of the Buyer.

          5.2      Litigation. No Litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          5.3      Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by the Buyer to the Seller hereunder shall be in form and substance satisfactory to counsel for the Seller, in the exercise of such counsel’s reasonable judgment.

          5.4      Completion of Share Purchase. The Seller and Mobile Warrior LLP shall have completed the Share Purchase, other than the transfer of the Shares to Mobile Warrior LLP, such that the Seller is, on Closing, the owner of the Assets.

ARTICLE 6

CONDITIONS TO THE BUYER’S OBLIGATIONS

          Each of the obligations of the Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by the Buyer) at or prior to the Closing Date of each of the following conditions:

          6.1      Representations and Warranties; Performance. The Seller shall have performed and complied in all respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date (except as otherwise expressly contemplated by this Agreement), and the execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by the Seller’s Board of Directors, and the Buyer shall have received a certificate to that effect signed by the secretary of the Buyer.

          6.2      Consents. All required approvals, consents and authorizations shall have been obtained.

          6.3      No Litigation. No Litigation shall be threatened or pending against the Buyer or the Seller that, in the reasonable opinion of counsel for the Buyer, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.4      Due Diligence. The Buyer shall have completed its due diligence review of the Assets and shall have been satisfied with the findings thereof.

          6.5      Proof of Ownership of Assets. The Seller shall have delivered to the Buyer documentary evidence of the Seller’s sole right, title and ownership interest in and to the Assets, such evidence to be in a form satisfactory to the Buyer in the Buyer’s sole discretion.

          6.6      Cancellation of Licenses The Seller shall provide the Buyer with proof of termination of all licenses and other rights of use of the Assets by providing to the Buyer fully executed Termination and Release Agreements for each of the License Agreements.

          6.7      Cancellation of Security The Seller shall provide the Buyer with proof of the release of the Security held by MFC Merchant Bank SA over the Assets.

          6.8      Completion of Share Purchase. The Mobile Warrior LLP and the Seller shall have completed the Share Purchase such that the Seller is the sole shareholder of Holdco as at the Closing Date.

ARTICLE 7

COVENANTS OF THE SELLER AND THE BUYER FOLLOWING CLOSING

          7.1      Allocation of Purchase Price; Transfer Taxes.

          (a)      Consistent with applicable tax rules, the Buyer shall allocate the Purchase Price to the Assets. The Buyer shall prepare and file, in a timely fashion, forms in a manner consistent with such allocation with the relevant tax authority. All tax returns and reports filed or prepared by the Buyer and/or the Seller with respect to the transactions contemplated by this Agreement shall be consistent with the allocation made by the Buyer under this Section 7.1(a) .

          (b)      All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Seller and the Seller shall file all necessary documentation with respect to such taxes.

          7.2      Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.

          7.3      Nondisclosure of Proprietary Data. The Parties shall hold in a fiduciary capacity for the benefit of each other all secret or confidential information, knowledge or data relating to the each other or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. Neither Party, without the prior written consent of the other, or as may otherwise be required by law or legal process, shall communicate or divulge either before or after the Closing Date any such information, knowledge or data to anyone other than the other Party and those designated by the other Party in writing.

ARTICLE 8

SURVIVAL AND INDEMNITY

          8.1      Survival of Representations, Warranties, etc. Each of the representations, warranties, agreements, covenants and obligations herein is material and shall be deemed to have been relied upon by the other party or parties and shall survive indefinitely after the date hereof and after the Closing and shall not merge in the performance of any obligation by any party hereto. All rights to indemnification contained in this Agreement shall survive the Closing indefinitely.

          8.2      Indemnification by the Seller and Buyer. The parties shall indemnify, defend, and hold harmless each other, and the each others representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation (as defined in Section 2.13), and settlement amounts, together with interest and penalties (collectively, a “Loss” or “Losses”), asserted against, resulting to, imposed upon, or incurred by the either party, directly or indirectly, by reason of, resulting from, or arising in connection with: (i) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; (ii) any breach of any representation, warranty, or agreement of either party contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby, as if such representation or warranty were made on and as of the Closing Date; (iii) any claim by any person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either party in connection this Agreement or any of the transactions contemplated hereby; and (iv) to the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

          The remedies provided in this Section 8.2 will not be exclusive of or limit any other remedies that may be available to the either party to this Agreement.

ARTICLE 9

TERMINATION

          9.1      Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a)      by mutual written consent of the Seller and the Buyer;

          (b)      by either the Seller or the Buyer if (i) there shall have been a material breach of any representation, warranty, covenant or agreement set forth in this Agreement, on the part of the Buyer, in the case of a termination by the Seller, or on the part of the Seller, in the case of a termination by the Buyer, which breach shall not have been cured, in the case of a representation or warranty, prior to Closing or, in the case of a covenant or agreement, within ten (10) business days following receipt by the breaching party of notice of such breach, or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable; or

          (c)      by either the Seller or the Buyer if the transactions contemplated hereby shall not have been consummated on or before March 31, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the consummation of the transactions contemplated hereby to have occurred on or before the aforesaid date.

          9.2      Effect of Termination. Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, unless otherwise specified in this Agreement, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired.

ARTICLE 10

MISCELLANEOUS

          10.1      Entire Agreement. This Agreement, and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements with respect to the subject matter hereof.

          10.2      Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          10.3      Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

          10.4      Severability. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

          10.5      Attorney’s Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party’s rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys’ fees for the services rendered to such prevailing party.

          10.6      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          10.7      Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          10.8      Expenses. Except as specifically provided herein, the Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

          10.9      Notices. All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given five business days after such notice, request, demand, claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and, in any case, all such communications must be addressed to the intended recipient at the address set forth on the first page of this Agreement. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          10.10     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada without giving effect to the principles of choice of law thereof.

          10.11     Arbitration. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Nevada, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of Nevada for the purpose of confirmation and enforcement of any award.

          10.12     References, etc.

          (a)      Whenever reference is made in this Agreement to any Article, Section, or paragraph, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement.

         (b)      Wherever reference is made in this Agreement to a Schedule, such reference shall be deemed to apply to the specified Schedule attached hereto, which are incorporated into this Agreement and form a part hereof. All terms defined in this Agreement shall have the same meaning in the Schedules attached hereto.

          (c)      Any form of the word “include” when used herein is not intended to be exclusive (e.g., “including” means “including, without limitation”).

          10.13     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          10.14     No Third Party Beneficiary Rights. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party.

          10.15     Such Other Acts. The parties hereto shall do all things, take such acts and execute such documents as are necessary to give effect to the intention herein contemplated.

          10.16     Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first indicated above.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first indicated above.

COLOURED (US) INC.

By:	/s/ Lars Brannvall
Name:	Lars Brannvall
Title:

ABS GLOBAL CAPITAL INC.

By:	/s/ Laura Mouck
Name:	Laura Mouck
Title:	Director
Equity Management Inc.

SCHEDULE A

INTELLECTUAL PROPERTY

Trade Marks

There is no trademark associated with the Assets.

Patent Applications

The is no patent application associated with the Assets

Internet Domain Names

There is no Internet domain name associated with the Assets.

Copyright

The Owned Software described in Schedule “C” below.

SCHEDULE B

LICENSING AGREEMENTS

License Agreements

  Agency Exploitation Agreement dated March 31, 2003 between Mobile Warrior
  Technology Partnership LLP and LDC Network Limited as assigned to Coloured Industry Limited effective April 2, 2004

Licensed Software

See Licensed Software set forth in Schedule “C” below.

SCHEDULE C

SOFTWARE

Technology Overview

The Company’s goal is to provide SMS-based mobile entertainment to any owner of a mobile phone on the GSM networks. The Mobile Warrior technology consists of a multi-player, location based mobile role-playing game.

Mobile Warrior

Mobile Warrior is a battle game set in the Viking era. Players initially register and create a character for the game on the Company’s website, choosing weapons and armor among other things. Players initially register and create a character for the game on the website, choosing their weapons and armor from a list provided. The player then sends a simple text message to the Company’s server when they want to play the game. The LBS feature of the game determines what other potential players are located in the sender’s vicinity, and the server communicates this information to the sender by a text message. Players can then choose whom they wish to challenge to a duel by sending a text message back to the server, which then informs the player chosen. That player may then choose whether or not they wish to play at that time. If they accept, the game begins and both players attempt to defeat the other with attack commands sent by text message to the server. Battles generally consist of between five and eight text messages per player. Outcomes depend on a number of factors including each player’s weapons, armor, experience, choice of commands and other such factors.

Players collect points by winning battles, which they may redeem on the website for better weapons and armor. The game is supported by the Company’s website on which players can check their ranking against other players, see the results of other battles and change their weapons, armor and other features of their characters.

System Overview

Mobile Warrior is hosted on a server owned by Trackwell, the Icelandic company that developed this game. The game features location-based service (LBS) technology which allows users the ability to play the games against other registered players located in the user’s vicinity. The physical location of the user therefore has a direct impact on the ongoing play of the game. The result is a new dimension of interactivity in game play through a web-based community of similar users. A graphical representation of this connections between the servers and a player’s mobile phone is as follows:

LDT (Location Determination Technology) in the diagram refers to software which permits the player to utilize the LBS features of our games. This service is provided to suppliers such as CI Mobile Gaming by third party suppliers such as Teydo (http://www.teydo.com/teydo/uk/en/). The SMS-C gateway is the connection point between the Company’s server and a particular player’s wireless network provider (represented by the GSM Network in the above diagram). The SMS-C gateway provides a number of services, in particular the regulation of the transfer of text messages to mobile phones via the wireless network provider. There are a number of companies that aggregate gateway connections to the SMS-C’s, ensuring a single point of access to a global network of SMS gateways and wireless network providers.

The game is played entirely by text messages sent between a player and the Company’s servers, and do not require any software to be downloaded onto a player’s mobile phone. Players do not have any direct communication with each other, protecting each player’s identity and privacy, while still having a completely interactive experience through the game. To illustrate, each player will go through the following series of steps

1.

Once a player has registered by text message or on the Internet to play a game, they are sent a text message containing the telephone number to the server on which that particular game is stored and a key code for the game. When the player wishes to play, they send a text message through their operator’s network to our server. The key code indicates what game the player wants to play

2.

This text message, including LBS information about the player’s location, is received by the Company’s server. Depending on what message the player has sent and his/her location, the server responds accordingly and sends a response to the mobile phone user.

3.	This message triggers another message to be sent by the mobile phone user.

The game drives revenue-generation through the use of text messages by the players who are charged by their wireless network provider for each text message they send, a portion of which the Company receives by agreement with the gateway owner through which the player registered to play.

The game is simple, fun and easy to learn, each requiring only the memorization of a few simple commands which they communicate by text message to the servers. The user can access registration and support information either through their mobile phone or, for most of the Company’s games, on the Internet. The user can then enjoy the added benefit of joining and interacting with a community of users with similar game-playing interests. The games can also support Multimedia Messaging Service (MMS) technology, which will eventually allow the addition of sound, graphics and even video.

System specification

The interfaces below are those who are currently supported by the platform on which Mobile Warrior is hosted. Those can be adapted and modified the interfaces to fit the operator’s requirements.

Location determination technology (LDT).

The platfom supports LIF’s, Mobile Location Query API specification v1.1 or variants of it.

SMSC

  EMI Specifications 3.1.2
  CIMD v2.0.0
  SMPP 3.4

WEB
For The WEB access the default layout is used or can be adapted to the customer’s requirements.

Billing

Mobile Warrior does not rely on any specific external billing system and can be integrated with variety of systems. All billing relevant parameters are stored in database and can be provided on any desired form in real time or by post processing.

Subscriber database

The interface to the subscriber database is based on HTTP proxy and adapted to the operator’s environment.

The interfaces above are those who are currently supported. Our partner can adapt and modify the interfaces to fit the operator’s requirements.

Owned Software

The source code for the application “Mobile Warrior”

Licensed Software

None specifically since any such software used by the platform is part of the agreement with the company hosting it, i.e. Trackwell.

Third Party / Open Source Software

The MW platform uses the following third party software:

  Oracle 8 database
  Apache 3.12 with Tom Cat
  JDK 1.2.2

ASSIGNMENT OF INTELLECTUAL PROPERTY

                    WHEREAS ABS GLOBAL CAPITAL INC., a company incorporated in the Republic of the Seychelles and having a registered address at 306 Victoria House, Victoria, Mahe, Seychelles (the “Assignor”), is the owner of all right, title and interest in and to all of the Intellectual Property and Permits, as such terms are defined in an Asset Purchase Agreement dated as of January 31, 2006 by and between the Assignor and COLOURED (US) INC. (the “Assignee”); AND WHEREAS the Assignee COLOURED (US) INC. a company incorporated under the laws of State of Nevada and having a business address at Suite 5.15, 130 Shaftsbury Avenue, London England, (the “Assignee”), is desirous of securing the entire right, title and interest in and to the Intellectual Property and Permits;

                    NOW, THEREFORE, be it known that, for good and valuable consideration the sufficiency and receipt of which from Assignee is hereby acknowledged, we, as Assignor, have sold, assigned, transferred, and set over, and do hereby sell, assign, transfer, and set over unto the Assignee, its lawful successors and assigns, our entire right, title, and interest in and to the Intellectual Property and Permits.

                    AND, WE HEREBY further covenant and agree that We, as Assignor, will, without further consideration, communicate with the Assignee, its successors and assigns, any facts known to us respecting the Intellectual Property and Permits and testify in any legal proceeding, sign all lawful papers when called upon to do so, execute and deliver all papers that may be necessary or desirable to perfect the title to the Intellectual Property and Permits in said Assignee, its successors and assigns. understanding that any expense incident to the execution of such papers shall be borne by the Assignee, its successors and assigns.

EXECUTED this _____day of _____________, 2006.
IN TESTIMONY WHEREOF, We have hereunto set our hands.

ABS GLOBAL CAPITAL INC. Per: /s/ Laura Mouck Authorized Signatory

WITNESS:

On this 17th day of February, 2006, before me personally appeared Laura Mouck, who is known to me to be the individual who executed the foregoing instrument on behalf of the Assignor and who acknowledged to me that he/she executed the same and was duly authorized by the Assignor to do so.

Malcolm Nickerson
(Name of Witness)

/s/ Malcolm Nickerson
(Signature of Witness)

Prasanmitr Thani Tower, #2404, 41 Sukhumvit S0123
Klongtoey Nua, Wattana Bangkok 10110 Thailand
(Address of Witness)